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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ___________________

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           GOLDEN STATE VINTNERS, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                   75-0412761
      (State of Incorporation or                       (I.R.S. Employer
            Organization)                              Identification No.)

       500 DRAKE'S LANDING ROAD                               94904
        GREENBRAE, CALIFORNIA                               (Zip Code)
   (Address of Principal Executive
               Offices)




     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

                              ___________________

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                       Name of Each Exchange
       Title of Each Class                           on Which Each Class is to
         to be Registered                                  Be Registered
       ____________________                             ___________________

 Class B Common Stock, par value                       Nasdaq National Market
         $0.01 per share

                              ___________________

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                         None
                                   (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of Registrant's Class B Common Stock, par value $0.01 per share, contained in the prospectus which forms a part of Registrant's Registration Statement on Form S-1 (File No. 333-51443) as filed on April 30, 1998, and all amendments thereto, under the caption "Description of Capital Stock," is incorporated herein by this reference.

ITEM 2.   EXHIBITS.

     Not applicable.





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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      GOLDEN STATE VINTNERS, INC.



Dated:  July 15, 1998                 By:   /s/ JEFFREY B. O'NEILL
                                         -------------------------------------
                                         Jeffrey B. O'Neill
                                         President and Chief Executive Officer





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